UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 3, 2001



                         KANEB PIPE LINE PARTNERS, L.P.
               (Exact name of registrant as specified in charter)


          Delaware                   001-5083                    75-2287571
 (State of Incorporation)     (Commission File No.)           (I.R.S. Employer
                                                             Identification No.)



2435 North Central Expressway
Richardson, Texas                                                        75080
(Address of Principal Executive Offices)                              (Zip Code)


       Registrant's telephone number, including area code: (972) 699-4000





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Item 2.   Acquisition or Disposition of Assets.

         On January 3, 2001, the Registrant completed the acquisition of Shore Terminals LLC. Shore Terminals owns seven terminals, four in California (three in the San Francisco Bay area and one in Los Angeles) and one each in Tacoma, Washington, Portland, Oregon and Reno, Nevada, with a total tankage capacity of
7.8 million barrels. All of the terminals handle petroleum products and, with the exception of the Nevada terminal, have deep water access. The purchase price was approximately $107,000,000 in cash and 1,975,000 units of limited partnership interest of the Registrant. The acquisition, which will become a part of the ST Services terminaling operations of the Registrant, will significantly increase ST Services' presence on the West Coast.

         Financing for the cash portion of the purchase price was supplied under a new $275,000,000 unsecured revolving credit with a bank group headed by SunTrust Bank. Prior to closing the Shore transaction, proceeds from the facility were used to repay all of the Registrant's existing domestic bank debt and private placement notes, resulting in the release of all security interests in the Registrant's property.


Item 7.   Financial Statements and Exhibits.

         (c)      Exhibits.

          10.1 Securities Purchase Agreement Among Shore Terminals LLC, Kaneb Pipe Line Partners, L.P. and the Sellers Named Therein, dated as of September 22, 2000.

          10.2 Amendment No. 1 To Securities Purchase Agreement, dated as of November 28, 2000.

          10.3 Registration Rights Agreement, dated as of January 3, 2001.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January _____, 2001         KANEB PIPE LINE PARTNERS, L.P.

                                    By: KANEB PIPE LINE COMPANY, General Partner

                                    By:  Ronald D. Scoggins, Sr Vice President

                                INDEX TO EXHIBITS


Number                                 Exhibit


10.1 Securities Purchase Agreement Among Shore Terminals LLC, Kaneb Pipe Line Partners, L.P. and The Sellers Named Therein, dated as of September 22, 2000.

10.2 Amendment No. 1 To Securities Purchase Agreement, dated as of November 28, 2000.

10.3           Registration Rights Agreement, dated as of January 3, 2001.